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                                   EXHIBIT 10

                             Opinion of Ropes & Gray



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                                  ROPES & GRAY
                              ONE FRANKLIN SQUARE
                              1301 K STREET, N.W.
                                 SUITE 800 EAST
                           WASHINGTON, DC 20005-3333
                                 (202) 626-3900
                              FAX: (202) 626-3961


                   WRITER'S DIRECT DIAL NUMBER: (202) 626-3907




                                November 25, 1998


BB&T Mutual Funds Group
3435 Stelzer Road
Columbus, Ohio  43219

Ladies and Gentlemen:

         You have registered under the Securities Act of 1933, as amended (the "1933 Act") an indefinite number of shares of beneficial interest ("Shares") of the BB&T Mutual Funds Group ("Trust"), as permitted by Rule 24f-2 under the Investment Company Act of 1940, as amended (the "1940 Act"). You propose to file a post-effective amendment on Form N-1A (the "Post-Effective Amendment") to your Registration Statement as required by Section 10(a)(3) of the 1933 Act and the Rules thereunder and Section 8(b) of the 1940 Act and the rules thereunder. The purpose of this filing is to update disclosure with regard to each Fund of the Trust described in said Registration Statement (each a "series").

         We have examined your Agreement and Declaration of Trust on file in the office of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston. We have also examined a copy of your Bylaws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.


         Based upon the foregoing, we are of the opinion that the issue and sale of the authorized but unissued Class A, Class B and Trust shares of each Series have been duly authorized under Massachusetts law. Upon the original issue and sale of your authorized but unissued Class A, Class B and Trust shares of the Series and upon receipt of the authorized consideration therefor in an amount not less than the net asset value of the Class A, Class B and Trust shares of the Series established and in force at the time of their sale (plus any applicable sales charge), the Class A, Class B and Trust shares of the Series issued will be validly issued, fully paid and non-assessable.




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BB&T Mutual Funds Group

November 25, 1998

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         The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of Trust provides for indemnification out of the property of a particular series of Shares for all loss and expenses of any shareholder of that series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of shareholder liability is limited to circumstances in which that series of Shares itself would be unable to meet its obligations.

         We understand that this opinion is to be used in connection with the filing of the Post-Effective Amendment. We consent to the filing of this opinion with and as part of your Post-Effective Amendment.

                                           Sincerely,

                                           /s/ Ropes & Gray

                                           Ropes & Gray



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